UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 12, 2018

Commission File Number: 000-26719

Mercantile Bank Corporation

(Exact name of registrant as specified in its charter.)

Michigan	383360865
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

310 Leonard St., Grand Rapids, Michigan 49504

(Address of principal executive offices)

616-406-3000

(Registrant's Telephone number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2018, Thomas R. Sullivan announced his intention to retire from the Board of Directors of Mercantile Bank Corporation, and that of its subsidiary, Mercantile Bank of Michigan, effective January 1, 2019. Mr. Sullivan has served as a member of the Boards since 2014. Mr. Sullivan's retirement is not a result of disagreement on any matter relating to Mercantile’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bank Corporation

Date: December 13, 2018	By:	/s/ Charles E. Christmas
Name: Charles E. Christmas
Title: Executive Vice President, Chief Financial Officer and Treasurer